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BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES



EXHIBIT NO. 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statements, File No. 33-39113, File No. 333-25271, File No. 33-54357, and File No. 333-42842.



ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin,
September 7, 2000